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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WILLIS LEASE FINANCE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WILLIS LEASE FINANCE CORPORATION

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 22, 2002

To our Stockholders:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders of WILLIS LEASE FINANCE CORPORATION, which will be held at Willis Lease Finance's headquarters, 2320 Marinship Way, Suite 300, Sausalito, California at 2:00 p.m. local time on May 22, 2002, for the following purposes:

1.
To elect two Class I Directors to serve until the 2005 Annual Meeting of Stockholders; and

2.
To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. These matters are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 1, 2002 as the record date for determining those stockholders who will be entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

        A quorum comprising the holders of the majority of the outstanding shares of common stock of Willis Lease Finance on the record date must be present or represented for the transaction of business at the 2002 Annual Meeting of Stockholders. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, to ensure that your shares will be voted at the 2002 Annual Meeting of Stockholders. You may revoke your proxy at any time prior to the time it is voted.

        Please read the proxy material carefully. Your vote is important and Willis Lease Finance appreciates your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,
Charles F. Willis, IV Chairman of the Board

April 26, 2002 ~ Sausalito, California

WILLIS LEASE FINANCE CORPORATION
PROXY STATEMENT

TABLE OF CONTENTS

i

Stockholders should read the entire proxy
statement carefully prior to returning their proxies

PROXY STATEMENT
FOR
2002 ANNUAL MEETING OF STOCKHOLDERS
OF
WILLIS LEASE FINANCE CORPORATION
To Be Held on May 22, 2002

SOLICITATION AND VOTING OF PROXIES

General

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors, also referred to as the Board, of WILLIS LEASE FINANCE CORPORATION of proxies to be voted at the 2002 Annual Meeting of Stockholders, which will be held at 2:00 p.m. local time on May 22, 2002 at Willis Lease Finance's principal executive offices, located at 2320 Marinship Way, Suite 300, Sausalito, California 94965, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2002 Annual Meeting of Stockholders.

        This Proxy Statement is first being mailed to stockholders on or about April 26, 2002. Willis Lease Finance's 2001 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 2001 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

Voting

        The close of business on April 1, 2002 is the record date for stockholders entitled to notice of and to vote at the 2002 Annual Meeting of Stockholders. As of that date, Willis Lease Finance had 8,830,181 shares of common stock, $0.01 par value, issued and outstanding. All of the shares of Willis Lease Finance's common stock outstanding on the record date are entitled to vote at the 2002 Annual Meeting of Stockholders, and stockholders of record entitled to vote at the meeting will have one vote for each share of common stock so held with regard to each matter to be voted upon.

        The required quorum for the meeting is a majority of the outstanding shares of common stock eligible to be voted on the matters to be considered at the meeting. In the election for directors (Proposal 1), the two nominees for the Class I Directors receiving the highest number of affirmative votes will be elected.

        Shares of Willis Lease Finance's common stock represented by proxies in the accompanying proxy card, which are properly executed and returned to Willis Lease Finance, will be voted at the 2002 Annual Meeting of Stockholders in accordance with the stockholder's instructions contained therein. If no instructions are marked on the proxy card, the shares represented thereby will be voted for the election of the Board's nominees as Class I Directors (Proposal 1). If a properly signed proxy or ballot indicates that a stockholder, broker or other nominee abstains from voting or that the shares are not to be voted on a particular proposal, the shares will not be counted as having been voted on that proposal, although such shares will be counted as being in attendance at the meeting for purposes of determining the presence of a quorum. Broker non-votes (i.e. shares held by brokers or nominees as to which instructions have not been received from beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved by a majority of the shares represented in person or by proxy and entitled to vote.

        Management does not know of any matters to be presented at the 2002 Annual Meeting of Stockholders other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Revocability of Proxies

        Any stockholder giving a proxy in the form accompanying this Proxy Statement has the right to revoke it at any time before it is voted at the meeting. It may be revoked by filing with the corporate secretary of Willis Lease Finance an instrument of revocation or by the presentation at the meeting of a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

Solicitation

        The entire cost of preparing, assembling and mailing the Notice of 2002 Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card, and of soliciting proxies, will be paid by Willis Lease Finance. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, electronic mail or special letter by officers and regular Company employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of Willis Lease Finance's common stock, and such persons may be reimbursed for their expenses.

INFORMATION ABOUT THE BOARD OF DIRECTORS
AND THE COMMITTEES OF THE BOARD

Board of Directors

        The Bylaws of Willis Lease Finance provide that the authorized number of Directors of the Company is five (5). At the present time, the Board consists of five (5) Directors who are divided into three (3) classes: Class I (two Directors), Class II (two Directors) and Class III (one Director). One class is elected each year for a three-year term.

        The business, property and affairs of Willis Lease Finance are managed under the direction of the Board. Directors are kept informed of Willis Lease Finance's business through discussions with the President and the Chief Executive Officer and other officers of Willis Lease Finance, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The Board held a total of seven (7) meetings during the fiscal year ended December 31, 2001, referred to as the 2001 fiscal year. Each incumbent director whose term of office will continue after the 2002 Annual Meeting of Stockholders attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all Committees of the Board on which he served.

Committees of the Board

        The Board of Directors has an Audit Committee and a Compensation Committee, both comprised solely of non-employee directors. There is no nominating committee or committee performing the functions of such a committee.

        The Audit Committee oversees Willis Lease Finance's accounting function, internal controls and financial reporting process on behalf of the Board of Directors. The Audit Committee meets with Willis

Lease Finance's financial management and its independent public accountants to review Willis Lease Finance's financial statements and filings, the audit and matters arising therefrom, and Willis Lease Finance's financial reporting procedures including significant judgments made in preparation of the financial statements. During the first six months of the year ended December 31, 2001, this Committee consisted of Directors William M. LeRoy (Chairman), Donald E. Moffitt and Willard H. Smith, Jr. Effective as of July 5, 2001, the Board authorized a change in the Audit Committee, and through the end of the 2001 fiscal year the Audit Committee consisted of the following Directors: William M. LeRoy (Chairman), Glenn L. Hickerson and Willard H. Smith, Jr. This Committee held five (5) meetings during the 2001 fiscal year. Effective February 20, 2002, the Board authorized a change in the Audit Committee, which currently consists of Directors William M. LeRoy (Chairman), Glenn L. Hickerson and Gérard Laviec. On June 13, 2000, the Audit Committee adopted an Audit Committee Charter that meets the requirements of the Securities and Exchange Commission and National Association of Securities Dealers.

        The Compensation Committee reviews and approves Willis Lease Finance's compensation arrangements for senior management and administers the 1996 Stock Option/Stock Issuance Plan, referred to as the 1996 Plan, and the Deferred Compensation Plan. During the first six months of the 2001 fiscal year, this Committee consisted of Directors Donald E. Moffitt (Chairman), William H. LeRoy and Willard H. Smith, Jr. Effective as of July 5, 2001, the Board authorized a change in the Compensation Committee, and the Compensation Committee consisted of the following directors: Glenn L. Hickerson (Chairman), William M. LeRoy, and Willard H. Smith, Jr. This Committee held four (4) meetings during the 2001 fiscal year. Effective as of February 20, 2002, the Board authorized a change in the Compensation Committee, which currently consists of Directors Glenn L. Hickerson (Chairman), Gérard Laviec and William M. LeRoy.

Director Compensation

        In the 2001 fiscal year, non-employee members of the Board were each paid an annual fee of $12,500. Each non-employee member of the Board was also reimbursed for all reasonable out-of-pocket costs incurred to attend Board or Committee meetings. In addition, each non-employee member of the Board receives $1,000 for each Board meeting and $500 for each Committee meeting which he attends in person, and $500 and $250, respectively, for each Board and Committee meeting attended by telephone. Pursuant to the "Automatic Option Grant Program" under the 1996 Plan, each individual who first becomes a non-employee Board member is eligible to receive an option grant for 5,000 shares of common stock. In addition, on the date of each annual stockholders meeting, each individual who is to continue to serve as a non-employee Board member, whether or not such individual is standing for re-election at that particular annual meeting, will be granted an option to purchase a specified number of shares of common stock, provided such individual has served as a non-employee Board member for at least six months. The number of shares of common stock subject to each annual automatic option grant shall not be more than 10,000 shares per year, and the number of shares will be determined by dividing $20,000 by the Black-Scholes formula value of the option. Each grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of Willis Lease Finance's common stock on the grant date and will have a maximum term of 10 years, subject to earlier termination should the optionee cease to serve as a member of the Board.

        Each 5,000-share initial option grant vests in a series of four successive equal annual installments over the optionee's period of continued service as a Board member measured from the option grant date. Each $20,000 value annual option grant vests in one installment upon the optionee's completion of one year of Board service measured from the grant date.

        Non-employee Directors are also eligible to participate in the Director Fee Option Grant Program in effect under the 1996 Plan, pursuant to which they may elect to apply a portion or all of their annual compensation towards the acquisition of special below-market option grants.

        Pursuant to the Stockholder's Agreement by and among Willis Lease Finance, Charles F. Willis, IV, CFW Partners, L.P., Austin Chandler Willis 1995 Irrevocable Trust, and FlightTechnics, LLC dated as of November 7, 2000, Mr. Hans Jörg Hunziker is not considered an outside director of Willis Lease Finance. Accordingly, Mr. Hunziker does not participate in the above compensation arrangements for non-employee members of the Board.

        On March 30, 2001, Directors LeRoy and Moffitt, in connection with their elections to each apply $5,375 of their compensation for the first quarter of the 2001 fiscal year to the acquisition of a special grant under the Director Fee Option Grant Program, were each granted options for 787 shares of common stock under that program. These options have an exercise price of $3.42 per share, one-third of the fair market value per share of the common stock on the grant date. The spread on the option shares at the time of grant (the fair market value of the option shares less the aggregate exercise price) was equal to $5,375 of the cash retainer fees which Directors LeRoy and Moffitt, each elected to apply to their grants. These options became fully exercisable on March 30, 2001.

        On June 29, 2001, Directors LeRoy and Moffitt, in connection with their elections to apply $5,875 and $5,125, respectively, of their compensation for the second quarter of the 2001 fiscal year to the acquisition of a special grant under the Director Fee Option Grant Program, were granted options for 796 and 694 shares of common stock under that program, respectively. These options have an exercise price of $3.69 per share, one-third of the fair market value per share of the common stock on the grant date. The spread on the option shares at the time of grant (the fair market value of the option shares less the aggregate exercise price) was equal to $5,875 and $5,125 of the cash retainer fees which Directors LeRoy and Moffitt, respectively, elected to apply to their grants. These options became fully exercisable on June 29, 2001.

        On September 28 and December 31, 2001, Director LeRoy, in connection with his election to apply $5,125 and $4,875, respectively, of his compensation for the third and fourth quarter of the 2001 fiscal year to the acquisition of a special grant under the Director Fee Option Grant Program, was granted options of 1,214 and 1,573 shares of common stock under that program, respectively. These options have exercise prices of $2.11 and $1.55 per share, respectively, one-third of the fair market value per share of the common stock on the grant date. The spread on the option shares at the time of grant (the fair market value of the option shares less the aggregate exercise price) was equal to $5,125 and $4,875, respectively, of the quarterly cash retainer fees which Director LeRoy elected to apply to these grants. These options became fully exercisable on September 28, 2001 and December 31, 2001, respectively.

        These options, granted to non-employee Directors eligible to participate in the Director Fee Option Grant Program, have a maximum term of 10 years measured from the grant date, subject to earlier termination following cessation of Board service.

Biographical Information

Class I Directors Whose Terms Expire at the 2005 Annual Meeting:	Director Since	Age*
William M. LeRoy	1996	59
Hans Jörg Hunziker	2000	52
Class II Directors Whose Terms Expire at the 2003 Annual Meeting:
Glenn L. Hickerson	2001	64
Gérard Laviec	2002	62
Class III Director Whose Term Expires at the 2004 Annual Meeting:
Charles F. Willis, IV	1985	53

* Age listed as of April 1, 2002

Principal Occupations of Nominees and Continuing Directors

        Charles F. Willis, IV is the founder of Willis Lease Finance, has served as Chief Executive Officer, President and a Director since its incorporation in 1985, and has served as Chairman of the Board of Directors since 1996. Mr. Willis has 34 years of experience in the aviation industry. From 1975 to 1985, Mr. Willis served as president of Willis Lease Finance's predecessor, Charles F. Willis Company, which purchased, financed and/or sold a variety of large commercial transport aircraft and provided consulting services to the aviation industry. During 1974, Mr. Willis operated a small business not involved in the aviation industry. From 1972 through 1973, Mr. Willis was Assistant Vice President of Sales at Seaboard World Airlines, a freight carrier. From 1965 through 1972, he held various positions at Alaska Airlines, including positions in the departments of flight operations, sales and marketing.

        Glenn L. Hickerson joined the Board of Directors of Willis Lease Finance in July 2001. Since November 1997, Mr. Hickerson has been President of Hickerson Associates, a California corporation providing marketing and management services to GATX, IBM, Bank One, and other clients. Mr. Hickerson joined GATX Air Group, specializing in commercial aircraft leasing, finance and portfolio management, as an Executive Vice President in 1990 and was made President of the Air Group in 1995. Following his retirement from active service with GATX Air Group, he was named Chairman of the GATX Air Advisory Board in November 1997, a position he still holds. Prior to joining GATX Air Group he was President of GPA Asia Pacific. From 1983 to 1989, Mr. Hickerson was Vice President Commercial Marketing and Sales, Douglas Aircraft Company. At Lockheed California Company from 1976 to 1983, he was Vice President Marketing and Sales International and earlier Director Marketing and Sales—The Americas. From 1972 to 1976, Mr. Hickerson was a Vice President at Marriott Corporation responsible for Marriott's travel and cruise ship interests. From 1967 to 1972, Mr. Hickerson was at Universal Airlines as President from 1970 to 1972 and earlier as Vice President and Treasurer. From 1962 to 1967 he was at Douglas Aircraft Company starting as a Credit Analyst later becoming Secretary Treasurer of the Douglas Finance Corporation. Mr. Hickerson received his B.S. from Claremont McKenna College and M.B.A. from New York University's Graduate School of Business (now Stern School).

        Hans Jörg Hunziker has served as a Director of Willis Lease Finance since November 2000. Mr. Hunziker currently serves as President and Chief Executive Officer of Flightlease AG Ltd., active in aircraft leasing and a subsidiary of SAirGroup, a public company with headquarters in Zurich, Switzerland. He has held this position since 1998. From 1998 to 2001, he was also co-CEO of GATX Flightlease Management GmbH, an asset management and commercial aircraft leasing company. From 1996 to 1998 he was the Chief Financial Officer of SAirServices Ltd., a group of companies including aircraft maintenance and overhaul, ground handling services, information technology and real estate, and Managing Director of SAirServices Invest Ltd. From 1991 to 1996 he was Chief Financial Officer

of Swissair Associated Companies Ltd., a group of 150 companies, primarily in the hotel, catering (Gate Gourmet) and trading business. Mr. Hunziker holds a Masters degree in economics and business administration from the University of Zurich. He also holds the equivalent of a doctoral degree from the University of Zurich, after successful completion of his thesis on Strategic Planning in the Airline Industry. In addition to serving as a director of Willis Lease Finance, he is Chairman of the Board of Flightlease Holdings (Guernsey) Limited (and a director of several of its subsidiaries in Guernsey and Bermuda), as well as Chairman of the Board of Flightlease (Netherlands) B.V., SRTechnics Group AG, SRTechnics Switzerland AG, Swisscargo AG and SAirServices Invest AG, and a Member of the Board of Directors of FlightTechnics LLC, Delaware, Swissport Brazil Ltd., Polygon Insurance Company Ltd., and Gotland Shipping AG.

        Gérard Laviec joined the Board of Directors of Willis Lease Finance in February 2002. In 2001, Mr. Laviec retired from his position as President and Chief Executive Officer of CFM International, a partnership between General Electric Company and SNECMA and a supplier of engines for commercial jets. Mr. Laviec joined CFM International in 1976 in its incipient phase. From 1983 to 1995, he served as general manager in product support engineering, business operations, sales and marketing, and was named President and Chief Executive Officer of CFM International in 1995. Mr. Laviec has also served as the Chairman of the Board of Shannon Engine Support in Ireland, a wholly-owned CFM International subsidiary since 1995. He resigned from his position at SES in February 2002. Mr. Laviec is a graduate of INSA Lyon, France with a degree in Mechanical Engineering. He served in the French Air Force as a Flight Officer in Search and Rescue teams prior to joining SNECMA, and is a Knight for the French National Order of Merit.

        William M. LeRoy has served as a Director of Willis Lease Finance since 1996. In 1993, Mr. LeRoy established the LeRoy Accountancy Corporation, an audit firm specializing in the audits of employee benefit plans and in July, 1998 merged this firm into BDO Seidman, LLP where Mr. LeRoy is now a partner. From 1965 to 1993, Mr. LeRoy served in various positions at Ernst & Young LLP, an independent accounting firm, in the Chicago, San Jose and San Francisco offices, including as audit partner responsible for the financial institution and leasing company practice in northern California. Mr. LeRoy received his M.B.A. from Golden Gate University and his B.S. in Accounting from Northern Illinois University.

PROPOSAL 1
ELECTION OF CLASS I DIRECTORS

        The Board is divided into three (3) classes, each having three-year terms that expire in successive years. At this year's Annual Meeting, two Directors will be elected in Class I, each to serve a three-year term expiring at the Annual Meeting in the year 2005 or until any individual is succeeded by another qualified director who has been duly elected.

        The nominees for Director in Class I are HANS JÖRG HUNZIKER and WILLIAM M. LEROY.

        The proxy holders intend to vote all proxies received by them for the foregoing nominees, unless instructions to the contrary are marked on the proxy. In the event that any nominee is unable or declines to serve as a Director at the time of the 2002 Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

        WILLIS LEASE FINANCE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE TWO NOMINEES AS CLASS I DIRECTORS.

EXECUTIVE OFFICERS OF WILLIS LEASE FINANCE CORPORATION

        The executive officers of Willis Lease Finance are as follows:

Name	Age*	Positions and Offices
Charles F. Willis, IV**	53	Chief Executive Officer and President
Donald A. Nunemaker	54	Executive Vice President and Chief Operating Officer
Thomas E. MacAleavey	49	Senior Vice President, Sales and Marketing

*
Age listed as of April 1, 2002.

**
See business experience background under "Principal Occupation of Nominees and Continuing Directors."

        Donald A. Nunemaker has been with Willis Lease Finance since July 1997 and currently serves as Willis Lease Finance's Chief Operating Officer. Prior to his appointment as COO, he served as Chief Administrative Officer until March 2001. Mr. Nunemaker also served on the Willis Lease Finance Board of Directors from June to November 2000. Mr. Nunemaker is responsible for managing the day-to-day operation of Willis Lease Finance and has been extensively involved in the equipment leasing industry since 1973. From 1995 to 1996, Mr. Nunemaker was President and CEO of LeasePartners, Inc., a small ticket vendor leasing company based in Burlingame, California, which was acquired in 1996 by Newcourt Credit Group. From 1990 to 1994, Mr. Nunemaker was Executive Vice President of Concord Asset Management, Inc., an aircraft and computer leasing subsidiary of Concord Leasing, Inc., which was owned by the HSBC Group. Before joining Concord in 1990, Mr. Nunemaker was President and CEO of Banc One Leasing Corporation of New Jersey. Prior to that he spent thirteen years with Chase Manhattan Leasing Company in a variety of senior line and staff positions. Mr. Nunemaker has an MBA degree from Indiana University.

        Thomas E. MacAleavey joined Willis Lease Finance Corporation in 1998 as Vice President of Marketing. Effective as of February 20, 2002, Mr. MacAleavey was designated Senior Vice President, Sales and Marketing. From 1996 to 1998, Mr. MacAleavey was Managing Director of MacAleavey Aviation Inc., advising airlines and financial institutions on the acquisition and sale of aviation related portfolios. From 1990 to 1996, he was Vice President, Aircraft Marketing at Concord Asset Management, Inc., an aircraft and computer leasing subsidiary of Concord Leasing, Inc., which was owned by the HSBC Group. Prior to 1990, he held director of marketing positions at Guinness Peat Aviation, GATX Leasing, and Intercredit Corporation. From 1975 to 1977, Mr. MacAleavey was with the Ministry of Commerce in Ireland as part of the Foreign Trade Delegation working in South America and Eastern Europe. He started his career at The Economist Intelligence Unit in London. He is a graduate in Economics of Trinity College, Dublin.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of Willis Lease Finance's common stock as of April 1, 2002 by (i) each person who is known to Willis Lease Finance to own beneficially more than five percent of the outstanding shares of Willis Lease Finance's common stock; (ii) each Director; (iii) each officer listed in the Summary Compensation Table; and (iv) all Directors and Executive Officers as a group. Unless specified below, the mailing address for each individual, officer or director is c/o Willis Lease Finance Corporation, 2320 Marinship Way, Suite 300, Sausalito, CA 94965.

Name and Address of Beneficial Owner	Common Stock(1) Number of Shares	Percentage of Class
Charles F. Willis, IV(2)	3,269,357	37.02%
Donald A. Nunemaker(3)	171,571	1.94%
Nicholas J. Novasic(4)	47,965	*
Hans Jörg Hunziker(5)	—	*
William M. LeRoy(6)	31,038	*
Donald E. Moffitt(7)	4,085	*
Willard H. Smith, Jr.(8)	17,475	*
Gérard Laviec(9)	5,310	*
Glenn L. Hickerson(10)	17,000	*
All Directors and Executive Officers as a group (9 persons)	3,563,801	40.36%
FlightTechnics, LLC(11)	1,300,000	14.72%
Benson Associates, LLC(12)	1,028,300	11.65%
J.P. Morgan Chase & Co.(13)	763,578	8.65%
Dimensional Fund Advisors(14)	514,800	5.83%

*
Less than one percent of the outstanding common stock of Willis Lease Finance.

(1)
Except as indicated in the footnotes to this table, the stockholders named in the table are known to Willis Lease Finance to have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. The number of shares beneficially owned includes common stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after April 1, 2002, including, but not limited to, upon the exercise of an option.

(2)
2,972,897 shares are held by CFW Partners, L.P., a California Limited Partnership, of which Charles F. Willis, IV holds a one percent (1%) interest as the sole general partner and of which he holds an eighty percent (80%) interest as a limited partner. A trust for the benefit of Mr. Willis' son holds the remaining nineteen percent (19%) interest as a limited partner. 2,310 shares are held under the Austin Chandler Willis, Irrevocable Trust; 1,350 shares are held in a joint tenancy account with Mr. Willis' family member who does not live in the same household; and he is the custodian of 5,400 shares held under an account in the name of Charles F. Willis, V. 287,400 shares are held by Mr. Willis in his individual capacity, which includes 195,000 options to purchase shares at a weighted average exercise price of $10.18. Most of these shares are subject to certain voting and transfer restrictions pursuant to the Stockholder's Agreement by and among Willis Lease Finance, Charles F. Willis, IV, CFW Partners, L.P., Austin Chandler Willis 1995 Irrevocable Trust, and FlightTechnics, LLC dated as of November 7, 2000.

(3)
Includes 168,500 options to purchase shares at a weighted average exercise price of $10.88.

(4)
Mr. Novasic resigned as an officer of Willis Lease Finance effective February 28, 2002. Comprised of 40,000 vested options to purchase shares with an exercise price of $6.50. The options must be exercised during the one year period after February 28, 2002.

(5)
FlightTechnics, LLC, with which Mr. Hunziker is affiliated, beneficially owns 1,300,000 shares of common stock (see footnote 11 below). Mr. Hunziker disclaims all beneficial ownership of the FlightTechnics shares.

(6)
Comprised of 31,038 options to purchase shares at a weighted average exercise price of $5.79.

(7)
Comprised of 4,085 options to purchase shares at a weighted average exercise price of $15.91.

(8)
Comprised of 17,475 options to purchase shares at a weighted average exercise price of $8.47.

(9)
Comprised of 5,310 options to purchase shares at a weighted average exercise price of $4.31.

(10)
Includes 5,000 options to purchase shares with an exercise price of $10.40 per share.

(11)
Based on Schedule 13D filed by FlightTechnics LLC with the SEC on December 11, 2000. FlightTechnics LLC's mailing address is 520 West Palmdale Blvd., Suite C-1, Palmdale, CA 93551. All of these shares are subject to certain voting and transfer restrictions pursuant to the Stockholder's Agreement by and among Willis Lease Finance, Charles F. Willis, IV, CFW Partners, L.P., Austin Chandler Willis 1995 Irrevocable Trust, and FlightTechnics, LLC dated as of November 7, 2000.

(12)
Based on Schedule 13G/A filed by Benson Associates, LLC with the SEC on February 14, 2002. Benson Associates, LLC's mailing address is 111 S.W. Fifth Avenue, Suite 2130, Portland, OR 97204.

(13)
Based on Schedule 13G/A filed by J.P. Morgan Chase & Co. with the SEC on February 13, 2002. J.P. Morgan Chase & Co.'s mailing address is 270 Park Avenue, 39th Floor, New York, NY 10017.

(14)
Based on Schedule 13G/A filed by Dimensional Fund Advisors Inc. with the SEC on February 12, 2002. Dimensional Fund Advisors' mailing address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Willis Lease Finance's Directors and Executive Officers, and persons who own more than ten percent of a registered class of Willis Lease Finance's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Willis Lease Finance. Officers, directors and holders of more than ten percent of Willis Lease Finance's common stock are required by Securities and Exchange Commission regulation to furnish Willis Lease Finance with copies of all Section 16(a) reports they file.

        Based solely upon review of the copies of such reports furnished to Willis Lease Finance and written representations from its officers and Directors, Willis Lease Finance believes that during the fiscal year ended December 31, 2001, its officers, directors and holders of more than ten percent of Willis Lease Finance's common stock complied with all Section 16(a) filing requirements applicable to Willis Lease Finance's officers, directors and greater than ten percent beneficial owners, except as follows. Mr. Donald A. Nunemaker inadvertently failed to file a Form 4 with respect to the grant of 50,000 options to purchase shares of Willis Lease Finance's common stock. A Form 4 was filed on February 11, 2002 to correct the omission promptly after the failure to file was discovered. Mr. Donald E. Moffitt, a previous director of Willis Lease Finance who resigned from that position on July 1, 2001, exercised stock options to purchase 14,685 shares and disposed of those shares on August 15, 2001. This exercise and disposition was disclosed on Form 5 filed on February 12, 2002.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

        At the end of the 2001 fiscal year the Compensation Committee of the Board was composed of three non-employee Directors: Glenn L. Hickerson (Chairman), William M. LeRoy and Willard H. Smith, Jr.

        The Compensation Committee administers Willis Lease Finance's compensation policies and programs and has primary responsibility for executive compensation matters, including the establishment of the base salaries of Willis Lease Finance's executive officers, the approval of individual bonuses and bonus programs for executive officers and the administration of certain employee benefit programs. In addition, the Compensation Committee has exclusive responsibility for administering the 1996 Plan, under which stock option grants and direct stock issuances may be made to executive officers and other employees.

        The Compensation Committee made its decisions primarily on the basis of its understanding of the compensation practices of similarly sized companies serving similar industry segments, referred to as Peer Companies and fixed the compensation package of each executive officer at a level which was competitive with those practices. The positions of Willis Lease Finance's President and CEO and executive officers were compared with those of their counterparts at the Peer Companies, and the market compensation levels for comparable positions were examined to determine base salary and total cash compensation. In addition, the practices of the Peer Companies concerning stock option grants were reviewed and compared. Willis Lease Finance's policy is to target total cash compensation levels around the 75th percentile at Peer Companies.

        The following is a summary of policies which the Compensation Committee applied in the 2001 fiscal year in setting the compensation levels for Willis Lease Finance's executive officers.

        General Compensation Policy.    The objectives of Willis Lease Finance's executive compensation program are to motivate and retain current executives and to attract future ones. Willis Lease Finance's executive compensation program is designed to: (1) provide a direct and substantial link between Company performance and executive pay, (2) consider individual performance and accomplishments and compensate accordingly, and (3) determine Willis Lease Finance's position in the aviation services and leasing markets and be competitive in that labor market. Willis Lease Finance's intent is to position its executive cash compensation levels around the 75th percentile of comparable U.S. companies. To this end, Willis Lease Finance tracks executive pay levels against Peer Companies. The Compensation Committee also considers geographic location and companies that may compete with Willis Lease Finance in recruiting executive talent.

        Factors.    The principal factors which the Compensation Committee considers in establishing the components of each executive officer's compensation package are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in setting executive compensation for future fiscal years.

        Base Salary.    The base salary for each executive officer is set on the basis of personal performance, the Compensation Committee's assessment of salary levels in effect for comparable positions with Willis Lease Finance's principal competitors and Peer Companies, and internal comparability considerations. The weight given to each of these factors may vary from individual to individual. The Compensation Committee generally relied upon specific compensation surveys provided during 2001 by Westward Pay Strategies, San Francisco, CA and SK Consulting, San Jose, CA for comparative compensation purposes. Base salaries are reviewed on an annual basis, and adjustments are made in accordance with the factors indicated above.

        Incentive Compensation.    The Compensation Committee has established an incentive compensation program pursuant to which each executive officer is eligible to earn a bonus on the basis of the achievement of certain Company and individual goals. The bonuses earned by each of the executive officers are set forth in the Summary Compensation Table which appears later in this Proxy Statement.

        Long-Term Incentive Compensation.    Long-term incentives are provided through stock option grants. The grants are designed to align the interests of the executive officers with those of the stockholders, and to provide executive officers with a significant incentive to manage Willis Lease Finance from the perspective of an owner with an equity stake in the business. The stock option plan encourages long-term retention and provides rewards to executives and other eligible employees commensurate with growth in stockholder value. It is the Committee's practice to grant options to purchase shares at the market price of the underlying shares of common stock on the date of grant with a term of up to ten years. Approximately 51% of options granted to Willis Lease Finance's executive officers during the 2001 fiscal year will vest in four equal annual installments, while the rest were granted with immediate vesting (see Option Grants in 2001 Fiscal Year, page 20). Accordingly, the options will provide a return to the executive officer only if he remains in Willis Lease Finance's employ and the market price of the underlying shares of common stock appreciates.

        The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with Willis Lease Finance, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of Willis Lease Finance's executive officers.

        Deferred Compensation.    Willis Lease Finance maintains the Deferred Compensation Plan for its executives, which permits participating executives to defer payment of up to 80% of their base salary and/or part or all of their bonus. Through the Deferred Compensation Plan, the Willis Lease Finance Corporation Deferred Compensation Plan Trust invests all deferred amounts in investment funds and horizon portfolios (compatible with the investment options under Section 401(k) of the Internal Revenue Code of 1986, as amended) pursuant to the election of each participant. The Compensation Committee determines the participant's "Annual Company Matching Amount" for any plan year to be added to the amount the participant elects to contribute from his/her salary and/or bonus. Such amounts are vested in accordance with a vesting schedule set forth in the Deferred Compensation Plan. In 2001 fiscal year the Compensation Committee determined that Willis Lease Finance would not contribute any "Annual Company Matching Amount".

        Mr. Willis is the only executive who elected to participate in the Deferred Compensation Plan so far. Mr. Willis deferred $133,333.28 of his salary payable in 2001 fiscal year. During fiscal year 2001, the investments from Mr. Willis' deferred salary resulted in cash dividends in the amount of $910.

        Executive Separation Agreement.    On February 28, 2002, Willis Lease Finance entered into a Separation Agreement with Mr. Novasic. In accordance with this agreement, payments made to Mr. Novasic will secure his release of all potential claims against Willis Lease Finance. See "Employment Contracts, Termination of Employment and Change-in-Control Agreements" for a detailed description of this agreement.

        CEO Compensation.    The compensation payable to Mr. Willis, Willis Lease Finance's Chief Executive Officer during the 2001 fiscal year, was determined by the Compensation Committee. His base salary was set at a level which the Compensation Committee felt would be competitive with the base salary levels in effect for CEOs at similarly-sized companies within the industry. For the 2001 fiscal year, Mr. Willis received a bonus of $250,000, representing payment for performance in 2001 payable in 2001. Mr. Willis' bonus was determined in accordance with the Willis Lease Finance Corporation 2001 Bonus Program. The bonus was based upon company performance relative to predetermined performance targets established by the Compensation Committee at the beginning of the year. Mr. Willis also participated in the Deferred Compensation Plan described above.

        Compliance with Internal Revenue Code Section 162.    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation that is not performance based (within the meaning of Section 162(m)) exceeds $1 million per officer in any year. In prior years (with the exception of 2000 fiscal year), the compensation paid to Willis Lease Finance's executive officers did not exceed the $1 million limit per officer. However, for the 2000 fiscal year the compensation paid to the CEO exceeded the $1 million limit by a small amount and compensation paid to Willis Lease Finance's CEO for the 2001 fiscal year did not exceed that limit. In the coming years, in order to permit the future deductibility of cash bonus awards for certain executive officers, Willis Lease Finance may adopt an executive incentive plan, subject to approval by stockholders, that will qualify as performance based compensation for purposes of Section 162 (m). The 1996 Plan, however, is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1996 Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

Glenn L. Hickerson, Compensation Committee Chairman
Gérard Laviec
William M. LeRoy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As of January 1, 2001, three non-employee Directors served on the Compensation Committee. Upon the resignation of Donald E. Moffitt from the Board of Directors, effective July 5, 2001, Director Glenn L. Hickerson was appointed to fill the resulting vacancy on the Compensation Committee. Following the resignation of Willard H. Smith Jr. from the Board of Directors effective February 14, 2002, Director Gérard Laviec was appointed on February 20, 2002 to fill the resulting vacancy of the Compensation Committee. The Compensation Committee currently consists of the following three non-employee directors: Glenn L. Hickerson, Chairman, Gérard Laviec, and William M. LeRoy. None of the executive officers of Willis Lease Finance currently serves on the compensation committee of Willis Lease Finance or any other entity or any other committee of the board of directors of another entity performing similar functions.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees Willis Lease Finance's accounting function, internal controls and financial reporting process on behalf of the Board of Directors. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Committee operates pursuant to the Audit Committee Charter, incorporated by reference to Willis Lease Finance's proxy statement dated May 1, 2001.

        Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of Willis Lease Finance's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Willis Lease Finance's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee). In addition the Committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has discussed with the independent auditors their independence from Willis Lease Finance and its management, including the matters in those written disclosures.

        The Committee discussed with Willis Lease Finance and its independent auditors the overall scope and plans for their respective audits. The Committee met with Willis Lease Finance and its independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Willis Lease Finance's internal controls, and the overall quality of Willis Lease Finance's financial reporting.

        In reliance on the reviews and discussions with management and the independent auditors referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

William M. LeRoy, Audit Committee Chairman
Glenn L. Hickerson
Gérard Laviec

INDEPENDENT PUBLIC ACCOUNTANTS

        The auditors of Willis Lease Finance are KPMG LLP, and they were responsible for the audit of the Willis Lease Finance financial statements as of and for the fiscal year ended December 31, 2001.

  Fees Billed to Willis Lease Finance by KPMG LLP

        For the fiscal year ended December 31, 2001, fees for services provided by KPMG LLP were as follows:

A.	Audit*	$325,000
B.	Financial Information Systems Design and Implementation**	—
C.	Other***	$223,265

*
Audit fees billed to Willis Lease Finance by KPMG during the 2001 fiscal year include the audit of Willis Lease Finance's annual financial statements and quarterly reviews of financial statements included in its quarterly reports on Form 10-Q.

**
Willis Lease Finance did not engage KPMG LLP to provide advice regarding financial information systems design and implementation during the 2001 fiscal year.

***
Other fees above included $94,350 for tax compliance services and $128,915 for tax consulting and advisory services.

The Audit Committee believes that the provision of services provided by the auditors that led to the fees described in the "Financial Information Systems Design and Implementation" and "Other" rows of the above table are compatible with the maintenance of independence by the auditors.

A representative of KPMG LLP will be present at the 2002 Annual Meeting of Stockholders to respond to appropriate questions and make a statement if such representative desires to do so.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

        The following table provides certain summary information concerning the compensation earned by (i) Willis Lease Finance's Chief Executive Officer and (ii) each of the other two most highly compensated executive officers of Willis Lease Finance serving as such as of the end of the 2001 fiscal year whose total annual salary and bonus exceeds $100,000. Such individuals will be referred to herein as the "Named Executive Officers."

Summary Compensation Table

		Annual Compensation(1)				Long-term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options
Charles F. Willis, IV Chief Executive Officer	2001 2000 1999	$500,000 500,000 400,000	$250,000 500,000 137,463	$5,250 5,100 —	(2) (2)	155,000 100,000 —
Donald A. Nunemaker Executive Vice President, COO	2001 2000 1999	$235,000 235,000 200,000	$99,875 198,787 97,737	$5,250 5,100 —	(2) (2)	106,000 50,000 80,000
Nicholas J. Novasic Executive Vice President, CFO	2001 2000	$235,000 128,196	$69,913 76,276	$260,250 34,889	(4) (3)	— 40,000

(1)
Includes amounts deferred pursuant to the Deferred Compensation Plan.

(2)
Amount shown is Willis Lease Finance's matching contribution to the Willis 401(k) Plan.

(3)
Mr. Novasic was hired by Willis Lease Finance in June 2000. This sum consists of a signing bonus of $30,000 and Willis Lease Finance's matching contribution to the Willis 401(k) Plan.

(4)
Mr. Novasic resigned as an officer of Willis Lease Finance effective February 28, 2002. This sum includes a payment in the amount of $255,000 due to Mr. Novasic, pursuant to the February 28, 2002 separation agreement between Mr. Novasic and Willis Lease Finance.

Stock Options

        The following table sets forth information concerning the stock options granted by Willis Lease Finance during the 2001 fiscal year to the Named Executive Officers. No stock appreciation rights were granted during the 2001 fiscal year to the Named Executive Officers.

Option Grants in 2001 Fiscal Year

	Individual Grants
	Number of Securities Underlying Options Granted(2)							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name			Percent of Total Options Granted to Employees in Fiscal Year 2001		Exercise or Base Price Per Share(3)		Expiration Date
								5%		10%
Charles F. Willis, IV	140,000 150,000	(4)	25.7 27.6	% %	$ $	10.00 5.40	02/27/11 10/12/11	$ $	(341,870 323,711)	$ $	284,895 995,245
Donald A. Nunemaker	56,000 50,000	(4)	10.3 9.2	% %	$ $	10.00 5.40	02/27/11 10/12/11	$ $	(136,748 107,904)	$ $	113,958 331,748
Nicholas J. Novasic	—		—			—	—		—		—

(1)
There is no assurance provided to the option holder or any other holder of Willis Lease Finance's securities that the actual stock price appreciation over the 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation.

(2)
Except where otherwise noted, each of the option grants vests in a series of four successive equal annual installments over the optionee's period of continued employment, measured from the option grant date.

(3)
The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. Willis Lease Finance may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income and employment tax liability incurred by the optionee in connection with such exercise.

(4)
These options are vested at grant date.

Stock Option Exercise and Holdings

        The following table sets forth certain information concerning the exercise of the stock options during the 2001 fiscal year and the value of unexercised stock options at the end of the 2001 fiscal year for the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised in-the-Money Options at Fiscal Year-Ended(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles F. Willis, IV	—	—	195,000	235,000	—	—
Donald A. Nunemaker	—	—	161,000	134,998	$11,250	$11,250
Nicholas J. Novasic(2)	—	—	10,000	30,000	—	—

(1)
Computed based upon the difference between the closing price of the shares on December 31, 2001 ($4.64 per share) and the exercise price.

(2)
Mr. Novasic resigned as an officer of Willis Lease Finance effective February 28, 2002.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL AGREEMENTS

        Willis Lease Finance presently has the following employment contracts in effect with the Named Executive Officers:

        Charles F. Willis, IV.    Effective November 7, 2000, Mr. Willis signed a two-year employment agreement with Willis Lease Finance. The agreement automatically renews for additional one-year terms, until June 29, 2013, unless either party gives notice of non-renewal six months prior to expiration of the current term. Upon execution of the agreement, Mr. Willis' base salary as Chairman of the Board, President and Chief Executive Officer was $500,000 per year, subject to adjustment by Willis Lease Finance's Board of Directors. Mr. Willis is entitled to receive bonuses in an annual amount of up to $500,000 or a higher amount determined by the Board of Directors, under the incentive compensation plan in effect from time to time. The bonuses are based upon company performance relative to predetermined performance targets established by the Compensation Committee at the beginning of each year. The agreement also provides for Mr. Willis' participation in Willis Lease Finance's stock option plans on the same terms generally available to Willis Lease Finance's executive officers and in accordance with market practice. Any grant of stock options is subject to the discretion of the Compensation Committee. As of April 1, 2002, Mr. Willis received, over a period of time, options to purchase an aggregate of 430,000 shares of Willis Lease Finance's common stock.

        Under the agreement, Willis Lease Finance may terminate Mr. Willis' employment other than for "cause" (failure or inability to perform obligations under the agreement causing material harm to the business) upon 6 months written notice or payment of an amount equal to 6 months base salary in lieu of notice, in addition to payment of any severance payment pursuant to the agreement.

        Should a change of control in the ownership of Willis Lease Finance occur, the agreement will be automatically extended for a period of 2 years from the date of the change of control event.

        In the event that the severance and other benefits provided to Mr. Willis constitute "parachute payments" subject to federal excise tax, then Mr. Willis' benefits under the change of control provisions of the agreement shall be reduced in accordance with the mechanism set forth in the agreement.

        Willis Lease Finance and Mr. Willis have entered into an indemnification agreement effective as of September 17, 1996.

        Donald A. Nunemaker.    Effective November 21, 2000, Mr. Nunemaker signed a two-year employment agreement with Willis Lease Finance. The agreement automatically renews for additional one-year terms until June 10, 2012, unless either party gives notice of non-renewal six months prior to expiration of the current term. Upon execution of the agreement, Mr. Nunemaker's base salary as an Executive Vice President, Chief Administrative Officer was $235,000 per year, subject to adjustment by Willis Lease Finance's Board of Directors. On March 2001 Mr. Nunemaker was appointed as Executive Vice President, Chief Operating Officer under the same terms of the November 21, 2000 employment agreement. Mr. Nunemaker is entitled to receive a target bonus of up to 85% of his base salary under the incentive compensation plan in effect from time to time. The bonuses are based upon company performance relative to predetermined performance targets established by the Compensation Committee at the beginning of each year. The agreement also provides for Mr. Nunemaker's participation in Willis Lease Finance's stock option plans on the same terms generally available to Willis Lease Finance' executive officers and in accordance with market practice. Any grant of stock options is subject to the discretion of the Compensation Committee. As of April 1, 2002, Mr. Nunemaker received, over a period of time, options to purchase an aggregate of 296,000 shares of Willis Lease Finance's common stock.

        Under the agreement, Willis Lease Finance may terminate Mr. Nunemaker's employment other than for "cause" (such as Mr. Nunemaker's gross misconduct, fraud, breach of the agreement, or conviction or plea to felony or gross misdemeanor) upon 6 months written notice or payment of an amount equal to 6 months base salary in lieu of notice, in addition to payment of any severance payment pursuant to the agreement.

        Should a change of control in the ownership of Willis Lease Finance occur, the agreement will be automatically extended for a period equal to the greater of (i) the remaining employment term and (ii) 18 months period from the date of the change of control event. If Mr. Nunemaker's employment is terminated during such extension period, he will be entitled to additional severance payment.

        In the event that the severance and other benefits provided to Mr. Nunemaker constitute "parachute payments" subject to federal excise tax, then Mr. Nunemaker's benefits under the change of control provisions of the agreement shall be reduced in accordance with the mechanism set forth in the agreement.

        Willis Lease Finance and Mr. Nunemaker have entered into an indemnification agreement effective as of July 30, 1997.

        Nicholas J. Novasic.    On February 28, 2002, Willis Lease Finance entered into a Separation Agreement with Mr. Novasic. Under this agreement, Mr. Novasic executed a general release of all claims arising out of his employment, existing or potential, against Willis Lease Finance, and Willis Lease Finance paid Mr. Novasic a total amount of $255,000 as severance. Additionally, all of Mr. Novasic's unvested stock options, which consisted of options to purchase 30,000 shares of common stock of Willis Lease Finance, became fully vested. Vested options must be exercised prior to February 28, 2003.

        In connection with an acquisition of Willis Lease Finance by merger, asset sale or other change of control event, each outstanding option held by the Chief Executive Officer and the other executive officers under the 1996 Plan will automatically accelerate in full and all unvested shares of common stock held by such individuals subject to direct issuances made under such plans will immediately vest in full, except to the extent such options are to be assumed by, and Willis Lease Finance's repurchase rights with respect to these shares are to be assigned to, the successor corporation. In addition, upon an involuntary termination of the Chief Executive Officer or any of the other executive officers within twelve months following a merger or asset sale or other change in control of Willis Lease Finance, each outstanding option and all unvested shares of common stock held by such individual will automatically vest in full. Furthermore, with regard to future option grants and direct stock issuances, the "Plan Administrator" of the 1996 Plan has the authority to provide for accelerated vesting of any outstanding options awarded to the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of Willis Lease Finance or the subsequent termination of the officer's employment following the change in control event.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During the 2001 fiscal year, there were no transactions between Willis Lease Finance and its Directors, Executive Officers or known holders of greater than five percent of Willis Lease Finance's common stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a direct or indirect material interest nor was any Director, Executive Officer, any members of any Director's or Executive Officer's immediate families, or any entity or trust controlled by any such Director or Executive Officer indebted to Willis Lease Finance in an amount in excess of $60,000 at any time during the 2001 fiscal year.

        Willis Lease Finance and Director Hunziker are currently negotiating a possible future position with Willis Lease Finance for Director Hunziker after his current employment contract with Flightlease AG Ltd. terminates and after he leaves the Willis Lease Finance Board of Directors. Neither Willis Lease Finance nor Director Hunziker have determined precisely what his duties with Willis Lease Finance would be, whether he would serve as a consultant or become an employee of Willis Lease Finance or what his compensation would be; however it is likely that Director Hunziker's compensation could be in excess of $60,000 per year.

STOCK PERFORMANCE GRAPH

        The following performance graph shows the percentage change in cumulative total return to a holder of Willis Lease Finance's common stock, assuming dividend reinvestment, compared with the cumulative total return, assuming dividend reinvestment, of the NASDAQ Stock Market-US Index and the NASDAQ Financial Index, during the period from September 18, 1996 through December 31, 2001 with measurement point of December 31, 1996.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG WILLIS LEASE FINANCE CORPORATION, THE NASDAQ STOCK
MARKET-US INDEX AND THE NASDAQ FINANCIAL INDEX

*
$100 invested on 12/31/96 in stock or in index including reinvestment of dividends. Fiscal year ending December 31, 2001.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be considered at the 2003 Annual Meeting of Stockholders must, under Rule 14a-8 of the Securities and Exchange Act of 1934, be received by Willis Lease Finance no later than December 27, 2002. The proposal must be mailed to Willis Lease Finance's principal executive offices, 2320 Marinship Way, Suite 300, Sausalito, California 94965, Attention: Corporate Secretary. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

        Alternatively, under Willis Lease Finance's Bylaws, a proposal or nomination that the stockholder does not seek to include in Willis Lease Finance's Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Corporate Secretary of Willis Lease Finance for the 2003 Annual Meeting of Stockholders not less than 90 days prior to the first anniversary of the preceding year's annual meeting, unless the date of the 2003 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2002 Annual Meeting. For Willis Lease Finance's 2003 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no later than February 21, 2003. If the date of the 2003 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2002 Annual Meeting, the stockholder must submit any such proposal or nomination no later than the close of business on the later of the 90th day prior to the 2003 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder's submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of common stock of Willis Lease Finance.

OTHER MATTERS

        Management does not know of any matters to be presented at the 2002 Annual Meeting of Stockholders other than those set forth herein and in the Notice accompanying this Proxy Statement.

INCORPORATION BY REFERENCE

        The consolidated financial statements of Willis Lease Finance, Management's Discussion and Analysis of Financial Condition and Results of Operations, and the Report of Independent Auditors included in Willis Lease Finance's 2001 Annual Report on Form 10-K are incorporated herein by this reference. Copies of Willis Lease Finance's 2001 Annual Report on Form 10-K will be provided to stockholders without charge, upon written request to Donald A. Nunemaker, Chief Operating Officer, Willis Lease Finance Corporation, 2320 Marinship Way, Suite 300, Sausalito, California 94965.

By Order of the Board of Directors,
Charles F. Willis, IV Chairman of the Board

April 26, 2002 ~ Sausalito, California

PROXY
WILLIS LEASE FINANCE CORPORATION
2002 Annual Meeting of Stockholders
May 22, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles F. Willis, IV, Donald A. Nunemaker and Andrew Stokes, and each of them, as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock of WILLIS LEASE FINANCE CORPORATION held of record by the undersigned on April 1, 2002, at the 2002 Annual Meeting of Stockholders of the Company to be held on May 22, 2002, or at any adjournment thereof.

The Board of Directors recommends a vote FOR ALL NOMINEES listed in Proposal #1 on the other side. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS I OF THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF AND ON ANY OTHER MATTERS TO BE VOTED WHICH ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

IMPORTANT: PLEASE DATE AND SIGN ON REVERSE SIDE.

Electronic Voting Instructions:

To vote through the Internet, log on to http://www.proxyvote.com and enter your control number to access an electronic ballot.

To vote by telephone, call the toll-free number, 1-800-454-8683 and enter your control number.

Please date, sign and mail your proxy card back as soon as possible!

Annual Meeting of Stockholders
WILLIS LEASE FINANCE CORPORATION
May 22, 2002

Please Detach and Mail in the Envelope Provided.

Proxy/Voting Instruction Card

☒
Please mark your votes as in this example.

1.
ELECTION OF TWO CLASS I DIRECTORS

Nominees: Hans Jörg Hunziker    William M. LeRoy

☐
FOR ALL NOMINEES

☐
WITHHOLD AUTHORITY TO VOTE

☐
WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE.
Write in name of Nominee:

2.
In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

I plan to attend the meeting ☐

Signature (s)                                                                                                            Date:                                      2002

Note: Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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WILLIS LEASE FINANCE CORPORATION PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT FOR 2002 ANNUAL MEETING OF STOCKHOLDERS OF WILLIS LEASE FINANCE CORPORATION To Be Held on May 22, 2002
SOLICITATION AND VOTING OF PROXIES
INFORMATION ABOUT THE BOARD OF DIRECTORS AND THE COMMITTEES OF THE BOARD
PROPOSAL 1 ELECTION OF CLASS I DIRECTORS
EXECUTIVE OFFICERS OF WILLIS LEASE FINANCE CORPORATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Option Grants in 2001 Fiscal Year
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG WILLIS LEASE FINANCE CORPORATION, THE NASDAQ STOCK MARKET-US INDEX AND THE NASDAQ FINANCIAL INDEX
STOCKHOLDER PROPOSALS
OTHER MATTERS
INCORPORATION BY REFERENCE